UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2007
ACCENTURE LTD
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16565 (Commission File Number)	98-0341111 (I.R.S. Employer Identification No.)
Canon’s Court
22 Victoria Street
Hamilton HM12, Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 296-8262
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     On February 7, 2007, Accenture Ltd (“Accenture”) held its 2007 Annual General Meeting of Shareholders, at which the shareholders voted upon the following matters:
     (1) the appointment of Nobuyuki Idei and Marjorie Magner as Class II directors, each for a term expiring at the annual general meeting of shareholders in 2009, and the appointment of Dennis F. Hightower, William L. Kimsey, Robert I. Lipp and Wulf von Schimmelmann as Class III directors, each for a term expiring at the annual general meeting of shareholders in 2010; and
     (2) the re-appointment of KPMG LLP as independent auditors of Accenture for a term expiring at the annual general meeting of shareholders in 2008 and the authorization of the Audit Committee of the Board of Directors to determine KPMG LLP’s remuneration.
     Accenture’s shareholders appointed all of the nominees as directors and also appointed KPMG LLP as independent auditors of Accenture and authorized the Audit Committee of the Board of Directors of Accenture to determine KPMG LLP’s remuneration. A quorum was present at the meeting as required by Accenture’s bye-laws. Set forth below is the number of votes cast for and against, and the number of abstentions/withheld votes and broker non-votes with respect to each matter voted upon:

				Abstained /	Broker
		For	Against	Withheld	Non-Votes
1.	Appointment of Directors:
	Nobuyuki Idei	469,573,178	1,593,221	1,366,163	0
	Marjorie Magner	469,256,374	1,947,805	1,328,384	0
	Dennis F. Hightower	470,058,016	1,268,476	1,206,071	0
	William L. Kimsey	470,084,216	1,017,724	1,430,623	0
	Robert I. Lipp	469,520,138	1,582,034	1,430,390	0
	Wulf von Schimmelmann	347,146,532	97,544,297	27,839,396	0
2.	Re-appointment of KPMG LLP as independent auditors	469,504,222	2,365,640	662,398	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 12, 2007	ACCENTURE LTD
	By:	/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner
	Title:	General Counsel and Secretary